Exhibit 10.44

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of March 30, 2006, by and between KANA SOFTWARE, INC., a Delaware corporation (the “Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated December 29, 2005 by and between Borrower to Lender, as maybe amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Business Financing Agreement:

Borrower and Lender desire to amend the Business Financing Agreement whereby Lender will make Advances under this Agreement to Borrower in an aggregate amount of up to $2,000,000.00, provided that the aggregate amount of Advances under this Agreement and Formula Advances and Nonformula Advances under the Original Credit Agreement must not exceed $8,000,000.00 at any one time.

1)	The following defined terms in Section 1.1 are hereby amended to read as follows:

“Credit Limit” means $2,500,000.00

“Facility Fee” means an annual fee equal to .2667% of the Credit Limit.

“Overadvance” means (a) as to the total amount of the Advances, the amount that exceeds, if any, (i) the product of the Credit Limit and the Advance Rate, (b) as to any Advance (i) with respect to any receivable which is not an Eligible Receivable, the entire outstanding amount of such Advance, and (ii) in all other cases the amount, if any, by which the outstanding amount of such Advance exceeds the product of (i) the Advance Rate and (ii) the Receivable Amount of Financed Receivable in respect of which such Advance was made and (c) as to the total amount of Advances and Original Credit Agreement Advances, the amount which exceeds $8,000,000.

2)	The following provision is hereby added to the end of Subsection 3.3(b), entitled “Termination Fee”:

“provided however, the Termination Fee will be waived if Borrower transfers this credit facility to a different group or division of Lender.”

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF ADDITIONAL PRORATED FACILITY FEE. Lender hereby acknowledges that Borrower has paid $5,000 toward the first year’s Facility Fee. Borrower shall pay Lender an additional prorated Facility Fee in the amount $1,250.00 (“Additional Prorated Facility Fee”) in connection with the amendment and modification of the Credit Limit and Facility Fee, plus all out-of-pocket expenses.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7. CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon the execution and delivery by Borrower of the Business Financing Modification Agreement dated the even date thereof to the Original Credit Agreement, and payment of the Additional Prorated Facility Fee.

8. COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

KANA SOFTWARE, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ John M. Thompson	By:	/s/ Lee Shodiss

Name:	John Thompson	Name:	Lee Shodiss

Title:	CFO	Title:	SVP

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